SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                 May 17, 1994






                       UNITED DOMINION REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)




           Virginia                       1-10524                54-0857512
(State or other jurisdiction of         (Commission           (I.R.S. Employer
 incorporation of organization)         File Number)         Identification No.)




        10 South Sixth Street, Suite 203, Richmond, Virginia 23219-3802
                    (Address of principal executive offices)


Registrant's telephone number, including area code       (804) 780-2691



                                                 NO CHANGE
       (Former name or former address, if changed since last report)


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ITEM 2.  Acquisition or Disposition of Assets

     On April 15, 1994, the registrant, United Dominion Realty Trust, Inc. (the "Trust"), acquired an apartment property from 5020 Busch Boulevard Corporation, a Florida corporation. Following this transaction, the Trust's acquisitions for 1994 were "significant" in the aggregate. The related Form 8-K was filed with the Commission on April 28, 1994. Subsequent to the April 15, 1994 filing, the Trust acquired Walnut Creek Apartments on May 17, 1994 from LINPRO North Carolina Apartment I & II Limited Partnership, a North Carolina Limited Partnership, adding to the amount of unaudited acquisitions in 1994 and necessitating the filing of this Form 8-K.

     A brief summary of each of the Trust's 1994 acquisitions to date is set forth below. Each property was acquired from an unrelated seller for consideration agreed upon through arm's length bargaining. Unless stated otherwise, to the extent that cash was utilized to complete an acquisition, the source of that cash was the proceeds from a $75 million public sale of senior unsecured notes in April, 1994 and bank line borrowings.

     On March 4, 1994, the Trust acquired The Shire Apartments, in Raleigh, North Carolina, from The Shire Company Limited Partnership and Shire II Associates Limited Partnership for $13.7 million, including closing costs, all cash. The Shire, located in Raleigh, North Carolina, is a 302 unit garden and townhouse complex located on 37 acres, built in two phases in 1982 and 1984.

     On March 10, 1994, the Trust acquired Lakewood Place Apartments, in Tampa, Florida, from the Lakewood Partners, Ltd., a Florida limited partnership for $12.0 million, including closing costs, all cash. Lakewood Place is a 346 unit garden community located on 36 acres built in 1986.

     On April 8, 1994, the Trust acquired River Place Apartments, in Macon, Georgia, from Pinnacle Partners I Inc., a Georgia corporation for $8.5 million, excluding closing costs, all cash. River Place is a 240 unit garden apartment community located on 20 acres, built in 1988.

     On April 14, 1994, the Trust purchased the Lakeside North Apartments, in Altamonte Springs, Florida, from TENN-FLA Partners, a Tennessee general partnership. The total cost of the acquisition, excluding closing costs, was $12.5 million. Included in the purchase was the purchase of tax exempt bonds which will ultimately be sold and refunded to finance the purchase. Lakeside North is a 360 unit garden apartment community located on 18 acres, built in 1984.

     On April 15, 1994, the Trust acquired Palm Grove Apartments, in Tampa, Florida from 5020 Busch Boulevard Corporation, a Florida corporation for $5.9 million, excluding closing costs, all cash. Palm Grove is a 244 unit garden and townhouse apartment community located on 13 acres, built in two phases in 1969 and 1971.

     On May 17, 1994, the Trust acquired Walnut Creek Apartments in Raleigh, North Carolina, from LINPRO North Carolina Apartment I & II Limited Partnership, a North Carolina Limited Partnership, for $24.9 million, including closing costs, all cash. Walnut Creek is a 576 unit apartment community, located on 82.6 acres, built in two phases in 1985 and 1986.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a)  Financial Statements of Businesses Acquired.

     It is impracticable to provide the required financial statements at the time of this report. However, the required financial statements will be filed not later than 60 days after the filing of this report.

     (b)  Pro Forma Financial Information.

     It is impracticable to provide the required pro forma financial information at the time of this report. However, the required pro forma financial information will be filed not later than 60 days after the filing of this report.







Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              UNITED DOMINION REALTY TRUST, INC.



Date:          June 1, 1994           /s/ James Dolphin
                                      James Dolphin, Senior Vice President
                                      Chief Financial Officer




Date:          June 1, 1994           /s/ Jerry A. Davis
                                      Jerry A. Davis, Vice President
                                      Controller